Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Subsidiary Name	Jurisdiction of Formation
AAXE LLC	Delaware
Arista SA	France
Asterion Belgium N.V.	Belgium
Asterion Denmark A/S	Denmark
Asterion DM Finland A.B.	Sweden
Asterion France S.A.S	France
Asterion International GmbH	Germany
Asterion Sweden A.B.	Sweden
BancTec (Canada), Inc.	Canada
BancTec (Philippines), Inc.	Philippines
BancTec (Puerto Rico), Inc.	Delaware
BancTec B.V.	Netherlands
BancTec Europe Limited	U.K.
BancTec Group LLC	Delaware
BancTec Holding N.V.	Netherlands
BancTec India Pvt. Ltd.	India
BancTec Intermediate Holding, Inc.	Delaware
BancTec Transaktionsservice GmbH	Austria
BancTec, Inc.	Delaware
BTC International Holdings, Inc.	Delaware
BTC Ventures, Inc.	Delaware
Charter Lason, Inc.	Delaware
CorpSource Holdings, LLC	Delaware
Dataforce Interact Holdings Ltd.	U.K.
Dataforce Interact Ltd.	U.K.
Deliverex, LLC	Delaware
DF Property Portfolio Ltd.	U.K.
DFG UK, LLC	Delaware
DFG2 Holdings, LLC	Delaware
DFG2, LLC	Delaware
DocuData Solutions, L.C.	Texas
Drescher Euro-Label Sp Z.o.o.	Poland
Drescher Full-Service Versand GmbH	Germany
Economic Research Services, Inc.	Florida
ETI IP Holdings, LLC	Delaware
ETI IP LLC	Delaware
ETI RE Holdings, LLC	Delaware
ETI RE LLC	Delaware
ETI-MNA Holdings, LLC	Delaware
ETI-MNA, LLC	Delaware
ETI-XCV Holdings, LLC	Delaware
ETI-XCV, LLC	Delaware
Exela Enterprise Solutions, Inc.	Delaware
Exela Finance, Inc.	Delaware
Exela Intermediate Holdings, LLC	Delaware
Exela Intermediate, LLC	Delaware
Exela RE LLC	Delaware

Subsidiary Name	Jurisdiction of Formation
Exela Receivables 1, LLC	Delaware
Exela Receivables Holdco, LLC	Delaware
Exela Receivables 3, LLC	Delaware
Exela Receivables 3 Holdco, LLC	Delaware
Exela Technologies AB	Sweden
Exela Technologies AS	Norway
Exela Technologies BV	Netherlands
Exela Technologies doo Belgrade	Serbia
Exela Technologies ECM Solutions GmbH	Germany
Exela Technologies GmbH	Germany
Exela Technologies Holding GmbH	Germany
Exela Technologies Ibercia S.A.	Spain
Exela Technologies Limited	U.K.
Exela Technologies Private Ltd.	India
Exela Technologies RE BV	Netherlands
Exela Technologies S.A.	France
Exela Technologies s.p. z.o.o.	Poland
Exela Technologies Services SA	Belgium
Exela Technologies Services SAS	France
Exela Technologies, Inc.	Delaware
Exela XBP, LLC	Delaware
Fedaso France SAS	France
Fedaso SA	Morocco
FTS Parent Inc.	Delaware
Glo-X, Inc.	Oklahoma
GP 2XCV Holdings, LLC	Delaware
GP 2XCV LLC	Delaware
GP Auto Empire Ltd.	Ireland
HOV Enterprise Services, Inc.	New Jersey
HOV Global Services Ltd.	U.K.
HOV Services, (Beijing) Ltd.	China
HOV Services, (Nanchang) Ltd.	China
HOV Services, Inc.	Delaware
HOV Services, LLC	Nevada
HOVG, LLC	Nevada
Ibis Consulting, Inc.	Rhode Island
Imagenes Digitales S.A. de C.V.	Mexico
J & B Software, Inc.	Pennsylvania
Kinsella Media, LLC	Delaware
Lason International, Inc.	Delaware
LexiCode Healthcare, Inc.	Philippines
Managed Care Professionals, LLC	Delaware
Meridian Consulting Group, LLC	Nevada
Novitex Acquisition, LLC	Delaware
Novitex Enterprise Solutions Canada, Inc.	Canada
Novitex Government Solutions, LLC	Delaware
Novitex Holdings, Inc.	Delaware
Novitex Intermediate, LLC	Delaware

Subsidiary Name	Jurisdiction of Formation
O.T. Drescher AG	Switzerland
Orone Contract SARL	Morocco
Pangea Acquisitions, Inc.	Delaware
Plexus Europe Ltd.	U.K.
Promotora de Tecnolgia, S.A. de C.V.	Mexico
RC4 Capital, LLC	Delaware
Recognition de Mexico S.A. de C.V.	Mexico
Recognition Mexico Holding, Inc.	Delaware
Regulus America LLC	Delaware
Regulus Group II LLC	Delaware
Regulus Group LLC	Delaware
Regulus Holding Inc.	Delaware
Regulus Integrated Solutions LLC	Delaware
Regulus West LLC	Delaware
Rust Consulting, Inc.	Minnesota
Rustic Canyon III, LLC	Delaware
S-Corp Philippines, Inc.	Phillippines
SDS Applications Limited	U.K.
SDS Trading Applications Limited	U.K.
Services Integration Group, L.P.	Delaware
SIG-G.P., L.L.C.	Delaware
SourceCorp BPS, Inc.	Delaware
Sourcecorp de Mexico S.A. de C.V.	Mexico
SourceCorp Legal, Inc.	Delaware
SourceCorp Management, Inc.	Texas
SOURCECORP, Inc.	Delaware
SourceHOV Canada	Nova Scotia
SourceHOV HealthCare, Inc.	South Carolina
SourceHOV Holdings, Inc.	Delaware
SourceHOV India Pvt. Ltd.	India
SourceHOV LLC	Delaware
TRAC Holdings, LLC	Delaware
TRAC, LLC	Nevada
TransCentra, Inc.	Delaware
United Information Services, Inc.	Iowa